Ratio of Earnings to Fixed Charges
                          (Amounts in thousands except for ratio)
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
                                                  For the   For the
                                                    Four     Eight
                                 Fiscal Years      Months    Months      Fiscal Years
                              ------------------  May 31,   Jan. 31,  -------------------
                               FY 91     FY 92      1992      1993     FY 94     FY 95
                               Actual    Actual    Actual    Actual    Actual    Actual
                              --------  --------  --------  --------  --------  ---------
                                       Predecessor                   Company
                              ----------------------------  -----------------------------
FIXED CHARGES

   Interest expense           $ 18,416  $ 15,876  $  4,165  $ 14,190  $ 21,826  $  21,126
   Amortization of
     deferred financing
     costs                       1,620     2,176       763     1,513     1,699      1,916
                              --------  --------  --------  --------  --------  ---------
   Total interest expense       20,036    18,052     4,928    15,703    23,525     23,041

Interest portion of
   rental expense               15,715    17,249     4,858     9,537    14,536     15,143
                              --------  --------  --------  --------  --------  ---------
   Total fixed charges        $ 35,751  $ 35,301  $  9,786  $ 25,240  $ 38,061  $  38,184
                              ========  ========  ========  ========  ========  =========

EARNINGS

   Income from continuing
     operations before
     income tax               $ (3,978) $  3,948  $ (3,835) $ (5,107) $(61,136) $(149,238)
   Total fixed charges          35,751    35,301     9,786    25,240    38,061     38,184
                              --------  --------  --------  --------  --------  ---------
                              $ 31,773  $ 39,249  $  5,951  $ 20,133  $(23,075) $(111,053)

Ratio of earnings to          Inade-              Inade-    Inade-    Inade-    Inade-
   fixed charges              quate               quate     quate     quate     quate
                              earnings     1.11   earnings  earnings  earnings  earnings
                              ========  ========  ========  ========  ========  =========

Amount of coverage
   deficiency                 $ 3,978   $         $ 3,835   $ 5,107   $ 61,136  $ 149,238

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